UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No.)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e) (2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Sec. 240.14a-12
ARGON ST, INC.

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

	☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No. :

	(3)	Filing Party:

	(4)	Date Filed:

ARGON ST, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held February 28, 2006
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Argon ST, Inc. will be held at the main office of Argon ST, Inc., 12701 Fair Lakes Circle, Fairfax, Virginia, on Tuesday, February 28, 2006, at 10:00 a.m., local time, for the following purposes:
(a)	To elect nine (9) members to the Board of Directors;

(b)	To ratify and approve an amendment to the Company’s 2002 Stock Incentive Plan to increase the number of shares of Common Stock issuable thereunder from 946,000 to 1,946,000; and

(c)	To transact such other business as may properly come before the meeting or any adjournment thereof.
     Only stockholders of record at the close of business on January 3, 2006 will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.
     THE BOARD OF DIRECTORS OF ARGON ST, INC. HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND THE MEETING IN PERSON. IF YOU ARE PLANNING TO ATTEND THE MEETING, PLEASE INDICATE THAT FACT BY MARKING THE APPROPRIATE LINE ON THE ACCOMPANYING PROXY CARD EVEN IF YOU DO NOT WISH TO GIVE YOUR PROXY. WHETHER YOU INTEND TO ATTEND THE MEETING OR NOT, PLEASE READ THE ENCLOSED MATERIAL, AND SIGN, MARK, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ARE A STOCKHOLDER OF RECORD AND ARE PRESENT AT THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND CAST YOUR BALLOT IN PERSON AT THAT TIME IF YOU SO DESIRE.

By Order of the Board of Directors,
/s/ Victor F. Sellier
Victor F. Sellier
Secretary

Fairfax, Virginia January 27, 2006

PROXY STATEMENT
TABLE OF CONTENTS

PROXY STATEMENT	1
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	2
PRINCIPAL HOLDERS OF SECURITIES	2
STOCK OWNERSHIP OF DIRECTORS AND OFFICERS	2
PROPOSAL 1 — ELECTION OF DIRECTORS	4
CERTAIN INFORMATION REGARDING NOMINEES AND EXECUTIVE OFFICERS	5
COMMITTEES OF THE BOARD OF DIRECTORS	7
AUDIT COMMITTEE REPORT	10
COMPENSATION/STOCK OPTION COMMITTEE REPORT	10
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICPATION	13
COMPENSATION OF DIRECTORS	13
EXECUTIVE COMPENSATION	14
EQUITY COMPENSATION PLAN INFORMATION	16
OPTIONS	17
COMMON STOCK PERFORMANCE GRAPH	18
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	19
PROPOSAL 2 — AMENDMENT TO THE ARGON ST, INC. 2002 STOCK INCENTIVE PLAN	20
PRINCIPAL ACCOUNTANT FEES AND SERVICES	22
GENERAL	23
FORM 10-K	23
STOCKHOLDER COMMUNICATIONS	24
STOCKHOLDER PROPOSALS FOR YEAR 2007 ANNUAL MEETING	25
APPENDIX A	A-1

Argon ST, Inc.
Executive Offices
12701 Fair Lakes Circle
Fairfax, VA 22033
ARGON ST, INC.
PROXY STATEMENT
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Argon ST, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) being held on Tuesday, February 28, 2006, at 10:00 a.m., local time, or at any adjournment thereof, for voting on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. This Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about January 27, 2006.
Who May Vote
     Only stockholders of record as of the close of business on January 3, 2006 will be entitled to vote at the Annual Meeting or any adjournment thereof. The Company had 21,848,072 shares of Common Stock, $.01 par value (the “Common Stock”), issued and outstanding on that date. Presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date is required for a quorum. This Proxy Statement and the accompanying form of proxy are being first sent or given to the Company’s stockholders on or about January 27, 2006. Ten days before the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the Company’s principal office.
Voting Your Proxy
     When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein, and FOR the ratification and approval of an amendment to the Company’s 2002 Stock Incentive Plan to increase the number of shares of Common Stock issuable thereunder from 946,000 to 1,946,000. In addition, if other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.
     Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. Under Proposal 1, the nine candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.
Revoking Your Proxy
     Stockholders who execute a proxy in the accompanying form may nevertheless revoke the proxy at any time before it is exercised by giving written notice to the Secretary of the Company prior to the Annual Meeting, by executing and delivering a later dated proxy, or by voting in person at the Annual Meeting.
Solicitation of Proxies
     The expenses of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, the officers and employees of the Company, who will receive no extra compensation therefor, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     Common Stock is the only voting security of the Company. The following table sets forth certain information with respect to the beneficial ownership of shares of the Company’s Common Stock, as of January 3, 2006, by each person who is known by the Company to have been the beneficial owner of 5% or more of the shares of Common Stock outstanding on that date. Unless otherwise noted, each stockholder exercises sole voting and investment power with respect to the shares beneficially owned.
PRINCIPAL HOLDERS OF SECURITIES

Name and Address of	Number of	Percent of
Beneficial Owner	Shares(1)	Class(2)
Terry L. Collins, Ph.D. 12701 Fair Lakes Circle, Suite 800 Fairfax, Virginia 22033(3)	2,711,700	12.4%

Victor F. Sellier
12701 Fair Lakes Circle, Suite 800
Fairfax, Virginia 22033(4)	2,649,570	12.1%

Thomas E. Murdock
12701 Fair Lakes Circle, Suite 800
Fairfax, Virginia 22033(5)	2,437,500	11.2%

(1)	The column sets forth shares of Common Stock which are deemed to be “beneficially owned” by the persons named in the table under Rule 13d-3 of the SEC.

(2)	Based upon 21,848,072 shares of Common Stock outstanding as of January 3, 2006.

(3)	Includes 320,000 shares held by a Trust over which Mr. Collins has sole voting and investment power and 471,700 shares held jointly by Mr. Collins and his wife.

(4)	Includes 800,000 shares held by a Trust over which Mr. Sellier has sole voting and investment power.

(5)	Includes 546,000 shares held by a Trust over which Mr. Murdock has sole voting and investment power.
STOCKOWNERSHIP OF DIRECTORS AND OFFICERS
     The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock by each person nominated for director, by each of the Named Executive Officers named in the Summary Compensation Table included in this Proxy Statement and by all nominees and executive officers as a group, as of January 3, 2006. Unless otherwise noted, each person exercises sole voting and investment power over the shares beneficially owned.

	Number of		Percent of
Name	Shares(1)		Class(2)
Terry L. Collins, Ph.D., Director & Executive Officer	2,711,700	(3)	12.4%
S. Kent Rockwell, Director & Executive Officer	556,894		2.5%
Victor F. Sellier, Director & Executive Officer	2,649,570	(4)	12.1%
Thomas E. Murdock, Director & Executive Officer	2,437,500	(5)	11.2%
David C. Karlgaard, Director	15,000		*
Peter A. Marino, Director	15,000		*
Robert McCashin, Director	17,200		*
John Irvin, Director	43,621		*
Lloyd A. Semple, Director	33,000		*
Kerry M. Rowe, Executive Officer	60,800		*
W. Joseph Carlin, Executive Officer	248,300		1.1%
Robert S. Tamaru, Executive Officer	533,600		2.4%
All directors and executive officers as a group (12 persons)	9,322,185		42.2%

* Designates less than one percent.
(1)	The column sets forth shares of Common Stock, which are deemed to be “beneficially owned” by the persons named in the table under Rule 13d-3 of the SEC, including shares of Common Stock that may be acquired upon exercise of stock options that were exercisable as of January 3, 2006, or within the next 60 days as follows: Mr. Rockwell, 56,500; Mr. Irvin, 30,000; Mr. Semple, 33,000; Mr. Karlgaard, 15,000; Mr. Marino, 15,000; Mr. McCashin, 15,000; Mr. Rowe, 60,400; Mr. Carlin, 17,600; Mr. Tamaru, 17,600.

(2)	Based on 21,848,072 shares of Common Stock outstanding as of January 3, 2006. For purposes of calculating the percentage of Common Stock beneficially owned by any person or group, the shares issuable to such person or group upon exercise of stock options that were exercisable as of January 3, 2006, or within the next 60 days, are considered outstanding.

(3)	Includes 320,000 shares held by a Trust over which Mr. Collins has sole voting and investing power and 471,700 shares held jointly by Mr. Collins and his wife.

(4)	Includes 800,000 shares held by a Trust over which Mr. Sellier has sole voting and investing power.

(5)	Includes 546,000 shares held by a Trust over which Mr. Murdock has sole voting and investing power.

PROPOSAL 1
ELECTION OF DIRECTORS
     The Board of Directors is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board are kept informed of the Company’s business by participating in Board and Committee meetings, by reviewing analyses and reports, and through discussions with the Chairman and other officers.
     The number of directors currently constituting the full Board of Directors is ten (10) and there are currently nine (9) directors serving on the Board with one (1) vacancy. At the Annual Meeting, nine (9) directors will be elected, each to hold office until the next Annual Meeting of Stockholders or his or her earlier death or resignation or until his or her successor, if any, is elected or appointed. Following the Annual Meeting, one (1) vacancy will remain on the Board. Such vacancy may be filled by a majority of directors then in office. As of the date of this proxy statement, the Board has no intention of filling the vacancy prior to the Company’s annual meeting in 2007. The individuals who have been nominated for election to the Board of Directors at the Annual Meeting are listed in the table below. Each of the nominees is a current director of the Company.
     If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for the office of Director at the time of the Annual Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board of Directors or (ii) for the balance of the nominees, leaving an additional vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a Director. The nine nominees receiving the highest number of votes cast at the meeting will be elected as Directors. PROXIES SUBMITTED ON THE ACCOMPANYING PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW, UNLESS THE PROXY CARD IS MARKED OTHERWISE.
     The Board of Directors recommends a vote FOR the election of the nominees listed below.
NOMINEES

			Year First
			Elected or
			Appointed
Name	Age	Principal Occupation or Employment	Director*
Terry L. Collins, Ph.D.	60	Chairman and Chief Executive Officer of the Company	2004
S. Kent Rockwell	61	Vice-Chairman and Executive Officer of the Company	1987
Victor F. Sellier	56	Executive Officer of the Company	2004
Thomas E. Murdock	63	Executive Officer of the Company	2004
David C. Karlgaard	59	Vice-Chairman of Nortel Government Solutions	2004
Peter A. Marino	63	Consultant	2004
Robert McCashin	58	Former Chairman of Identix Incorporated	2004
John Irvin	51	Senior Financial Manager	2000
Lloyd A. Semple	66	Professor of Law	2003

*Reflects the year first elected or appointed to the Board of Directors of the Company or the board of directors of a predecessor of the Company.

CERTAIN INFORMATION REGARDING NOMINEES AND EXECUTIVE OFFICERS
Terry L. Collins, Ph.D. Dr. Collins is the Chairman of the Board, Chief Executive Officer and President of the Company. Dr. Collins has been a Director of the Company since September 2004. Dr. Collins also serves on the Board of Directors of James Monroe Bank. Dr. Collins was one of the three original founders of Argon Engineering Associates, Inc., (Argon Engineering) in 1997. Dr. Collins served as Chairman of the Board and Chief Executive Officer of Argon Engineering from its inception until the merger with Sensytech in September 2004. From 1995 until 1997 he was the General Manager of the Falls Church division of Raytheon E-Systems. From 1989 until 1995 Dr. Collins was President of Engineering Research Associates, a wholly owned subsidiary of E-Systems Corporation. Dr. Collins served as the senior member of the engineering management team at Engineering Research Associates from 1979 until its acquisition by E-Systems Corporation in 1989.
S. Kent Rockwell. Mr. Rockwell is the Vice Chairman and Vice President, Corporate Development of the Company. Mr. Rockwell has been a director of the Company since 1987. Mr. Rockwell is former Chairman of the Board, Chief Executive Officer, and President of Astrotech International Corporation, where he served from 1986 to 1997. Mr. Rockwell has served as Chairman of Rockwell Forest Products, Inc. since 1983, Appalachian Timber Services, Inc. since 1988, and Chairman and President of Rockwell Venture Capital, Inc. since 1983. Mr. Rockwell previously served on the board of Rockwell International, Inc. from 1973 to 1983.
Victor F. Sellier. Mr. Sellier is the Vice President, Business Operations, Chief Financial Officer, Treasurer and Secretary of the Company. Mr. Sellier has been a Director of the Company since September 2004. Mr. Sellier was one of the three original founders of Argon Engineering in 1997. Mr. Sellier served as Chief Financial Officer, Secretary, and Vice President of Argon Engineering from its inception until the merger with Sensytech in September 2004. From 1995 until 1997 Mr. Sellier was the Vice President and Assistant General Manger of the Falls Church division of Raytheon E-Systems. From 1989 until 1995 he was the Vice President and Assistant General Manager of Engineering Research Associates, a wholly-owned subsidiary of E-Systems Corporation. Mr. Sellier served as the senior financial and administrative manager of Engineering Research Associates from 1979 until its acquisition by E-Systems Corporation in 1989.
Thomas E. Murdock. Mr. Murdock is the Vice President, Information Dominance of the Company. Mr. Murdock has been a Director of the Company since September 2004. Mr. Murdock was one of the three original founders of Argon Engineering in 1997. Mr. Murdock served as a Vice President of Argon Engineering and as a member of the board of directors from its inception until the merger with Sensytech in September 2004. From 1995 to 1997 Mr. Murdock was the Vice President of Electronic Systems of the Falls Church division of Raytheon E-Systems. Mr. Murdock previously served as Director of Electronic Systems at Engineering Research Associates from 1987 to 1995, after completing a 20 year career in the United States Navy.
David C. Karlgaard, Ph.D. Dr. Karlgaard is Vice-Chairman of the Board of Directors of Nortel PEC Solutions, Inc., a unit of Nortel Networks Corp. Dr. Karlgaard has been a director of the Company since September 2004. In 1985, Dr. Karlgaard and his two partners founded PEC Solutions, which became a publicly held company in April 2000. In June 2005, Nortel Networks acquired PEC Solutions. Dr. Karlgaard is a founder and serves on the Board of Directors of James Monroe Bancorp, Inc. He also serves on the Board of Directors of Rising Edge Technologies, a start-up company focusing on storage solutions. Dr. Karlgaard is a member of the Board of Directors of the Northern Virginia Technology Council and the Armed Forces Communications and Electronics Association. He also is an adjunct professor at The George Washington University.
Peter A. Marino. Mr. Marino has been a private consultant for government agencies and the defense and intelligence industry since 1999. Mr. Marino has been a Director of the Company since September 2004. From 1996 to 1999, he was the President and Chief Executive Officer of Firearms Training Systems, Inc., a publicly-held provider of software and hardware simulation training systems for military, law enforcement and security forces. From 1991 to 1996, Mr. Marino served as Senior Vice President of E-Systems Corporation, which was acquired by Raytheon in 1995. Mr. Marino previously served as President and Chief Operating Officer of Fairchild Industries and prior to such service was President and Chief Operating Officer of Lockheed Electronics Co., Inc. Previous to his service at Lockheed, he held various positions at the Central Intelligence Agency, including Director of the Office of Technical Services. Mr. Marino currently serves on several government advisory organizations, and is the Chairman, Defense Science Board Task Force on Intelligence for Homeland Defense and co-chairman of the Director of Central Intelligence’s Senior Advisory Group.

Robert McCashin. Mr. McCashin was the Chairman of the Board of Identix Incorporated, a leading provider of multi-biometric security products, from January 2001 to February 2004. Mr. McCashin has been a Director of the Company since September 2004. From October 2000 until the merger of Identix with Visionics Corporation in June 2002, Mr. McCashin also served as the Chief Executive Officer of Identix. Prior to joining Identix, Mr. McCashin held various executive positions at Electronic Data Systems Corporation (EDS), a leading global services company, which he joined in 1971. From 1997 to 1999, Mr. McCashin served as Chief Executive Officer and President of Centrobe, a wholly-owned subsidiary of EDS, and one of the world’s largest providers of enterprise customer management solutions. Prior to that time, Mr. McCashin held the position of Group Executive, Global Energy from 1995 to 1997, Group Executive, Southern Europe from 1992 to 1995, Group Executive, Federal Government Group from 1989 to 1992 and Division President, Federal Government Group from 1988 to 1989, each within EDS. Mr. McCashin began his career at EDS in systems engineering.
John Irvin, CPA. Mr. Irvin serves as the Chairman of Argon ST’s audit committee. Mr. Irvin has been a Director of the Company since 2000. Mr. Irvin is President of Innovative Benefits Consulting, Inc., a wholly-owned subsidiary of National Financial Partners Corporation (a public corporation traded on the New York Stock Exchange) and a benefits and insurance consulting firm. From 1983 through 1993, Mr. Irvin was Vice Chairman and co-founder of Mid Atlantic Capital Group and President of Mid Atlantic Insurance Corporation, where he specialized in serving the financial planning, asset management and insurance needs of high net worth individuals. Mr. Irvin also chaired the committee which oversaw mergers, acquisitions and strategic planning for Mid Atlantic. Prior to that, Mr. Irvin managed his own certified public accounting firm.
Lloyd A. Semple. Mr. Semple has been a director of the Company since 2003. On June 30, 2004, he retired as a member of Dykema Gossett PLLC, a Detroit based law firm consisting of 410 lawyers. Mr. Semple served as the firm’s Chairman and Chief Executive Officer from 1995 to 2002, and previously he served on the firm’s executive committee and as the leader of the Corporate and Finance Practice Group. Mr. Semple had been with Dykema Gossett since 1964. As of July 1, 2004, Mr. Semple accepted an appointment as professor of law at University of Detroit Mercy School of Law where he is teaching courses on corporate governance and director responsibilities. Mr. Semple has served on boards of directors of several public and privately held companies, and from 1997 to 2002, served as the Chairman of the Board of the Detroit Medical Center Corporation, a seven hospital integrated health delivery system located in southeast Michigan.
     The Board of Directors has determined that all of the members of the Board are “independent directors” as defined in NASDAQ Marketplace Rule 4200(a)(15), except Mr. Collins, Mr. Sellier, Mr. Murdock and Mr. Rockwell. The Board has adopted a code of conduct applicable to all directors, officers and employees of the Company. A copy of the code is posted on the Company’s website, www.argonst.com.
Recent Development
     On November 7, 2005, Delores M. Etter, Ph.D., resigned as a director of the Company, due to her appointment as Assistant Secretary of the U.S. Navy for Research, Development and Acquisition.
OTHER EXECUTIVE OFFICERS
Kerry M. Rowe. Mr. Rowe is the Vice President, Reconnaissance Systems of the Company. Mr. Rowe joined Argon Engineering in 2000 and prior to the merger with Sensytech served as Vice President of Argon Engineering’s C4ISR division, responsible for airborne and subsurface tactical communications intelligence programs. Mr. Rowe joined E-Systems Corporation in 1984 and progressed to the position of Vice President for Remote Systems in the successor organization, Raytheon C3I (Falls Church). In this capacity he was responsible for acquisition and management of Raytheon’s programs developing the technology for the ground elements and payloads for manned and unmanned platforms.

W. Joseph Carlin. Mr. Carlin is the Vice President, Engineering of the Company. Mr. Carlin joined Argon Engineering in 1997, soon after its founding, and prior to the merger with Sensytech served as Vice President of the company’s Signal Intelligence/Electronics Warfare division, responsible for the design, development and deployment of systems in support of Argon Engineering’s international and strategic business base. Prior to assuming this responsibility, Mr. Carlin led the Technology Management Group for Argon Engineering, which implemented the practices and processes which govern the company’s software and systems product line development. From 1989 through 1997, Mr. Carlin was with the Falls Church division of Raytheon E-Systems where he served as Systems Engineering Manager supporting all programs within the division. Mr. Carlin has worked with the senior members of the Argon management team since he joined Engineering Research Associates in 1986 where he was a senior member of the engineering staff through 1989.
Robert S. Tamaru. Mr. Tamaru is the Vice President, Advanced Systems of the Company. Mr. Tamaru joined Argon Engineering in 1997, soon after its founding, and prior to the merger with Sensytech was the Vice President of the Maritime Systems division, responsible for Argon Engineering’s multi-year production programs for the design, development, and deployment of ship systems. Mr. Tamaru previously held Business Area Manager responsibility for representing Argon Engineering to the U.S. Navy in support of the Maritime Cryptologic Architecture (MCA) Technical View development, and for the pursuit, capture and execution of Small Business Innovation Research (SBIR) programs across a wide range of technologies. From 1989 through 1997, Mr. Tamaru was with the Falls Church division of Raytheon E-Systems where he served as Director of Software Engineering. Mr. Tamaru has worked with the senior members of the Argon Engineering management team since he joined Engineering Research Associates in 1978 where he was a senior member of the engineering staff through 1989.
COMMITTEES OF THE BOARD OF DIRECTORS
Committees and Meetings
     The Board of Directors has an Audit Committee, a Corporate Governance and Nominating Committee and a Compensation/Stock Option Committee. During the last fiscal year, the Board of Directors of the Company met seven times. The Audit Committee met 18 times, the Corporate Governance and Nominating Committee met two times, and the Compensation/Stock Option Committee met four times. Each of the directors attended 95% or more of the aggregate number of meetings of the Board and Committees on which he or she served during the last fiscal year.
     The Board has a policy that all Directors should attend the annual meeting of stockholders, unless there are extenuating circumstances. All of the Directors of the Company except for one director attended the 2005 annual meeting of stockholders.
Audit Committee
     The members of the Audit Committee are Messrs. Irvin, Karlgaard and McCashin. Each of the members of the Audit Committee is deemed to be independent under NASDAQ Marketplace Rule 4200(a)(15). The Board of Directors has determined that Mr. Irvin qualifies as an audit committee financial expert, as that term is defined in Item 401(h) of Regulation S-K of the Securities Act of 1933, and that he is independent as defined in NASDAQ Marketplace Rule 4200(a)(15). The Board of Directors has adopted a written Audit Committee charter. A copy of the Audit Committee charter is posted on the Company’s website, www.argonst.com.
     The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm for each fiscal year. The Committee reviews with the independent registered public accounting firm the scope and results of the audit engagement; after discussion with management and the independent registered public accounting firm, recommends to the Board of Directors to include the audited financial statements in the Annual Report; and reviews any non-audit services to be performed by the independent registered public accounting firm. The Audit Committee also examines the scope and results of the Company’s procedures, the adequacy of its system of internal accounting and financial controls, and evaluates the independence of the independent registered public accounting firm and their fees for services. The Audit Committee can hire independent counsel and other advisors, if it deems it necessary. The Audit Committee also has the responsibility to establish procedures for complaints from employees of the Company regarding accounting, internal accounting controls or auditing.

     The Audit Committee has adopted policies governing its pre-approval of all audit services to be provided by the independent registered public accounting firm. The committee has also adopted policies governing its pre-approval of all permitted non-audit services to be provided by the independent registered public accounting firm. Under these policies, the Company cannot hire an independent registered public accounting firm to provide any audit or non-audit services to the Company without the prior approval of the Audit Committee. In each instance the committee policies and procedures require it to review the proposed service as to scope and reasonableness, the cost thereof and whether performance of the service would adversely affect the independent registered public accounting firm’s independence.
     Finally, the Audit Committee reviews and approves on an ongoing basis all related party transactions which would need to be disclosed in this proxy statement under the rules set forth by the SEC for potential conflict of interest situations.
Compensation/Stock Option Committee
     The members of the Compensation/Stock Option Committee are Messrs. Marino, McCashin and Semple. Each of the members of the committee is independent as defined in NASDAQ Marketplace Rule 4200(a)(15). The Compensation/Stock Option Committee is responsible for reviewing the performance of, and recommending salaries and other compensation arrangements for, executive officers of the Company, as well as reviewing bonus, pension and other compensation plans prepared by management for consideration by the Board, and performing such other functions as may be delegated to it under the provisions of any bonus, stock option, pension or other compensation plan adopted by the Company. A copy of the committee’s charter is available on the Company’s website at www.argonst.com.
Governance and Nominating Committee
     The Governance and Nominating Committee members are Messrs. Marino, McCashin and Semple, all of whom are considered independent under the rules of NASDAQ. Among other matters, the committee reviews and recommends to the full Board persons for service as Directors and considers suggestions for nominees for election as Director from stockholders. A copy of the committee’s charter is available on the Company’s website at www.argonst.com.
Stockholder Nominations
     It is the policy of the Governance and Nominating Committee to consider suggestions for persons to be nominated for Director that are submitted by stockholders. Stockholder suggestions for Director nominees will be evaluated as would suggestions for Director nominees made by management or then current Directors. In general, the committee looks for candidates for Director nominees whom it feels can work with the existing Directors and make a significant contribution to the success of the Company.
     Stockholders suggesting persons as Director nominees should send information about the proposed nominee to the Chairman of the Governance and Nominating Committee at the Company’s address included on the first page of this Proxy Statement. This information should include a signed statement by the proposed nominee that he or she is willing to serve as a Director of the Company and any information that the stockholder feels will fully inform the Board about the proposed nominee and his or her qualifications. The committee may request further information from the proposed nominee. Persons nominating individuals for the Board should strongly consider whether the candidate is independent under the applicable NASDAQ rules, as the Company is required under those rules to have a majority of independent directors on the Board and certain committees must be comprised entirely of independent directors. Further, because of the nature of the Company’s business, proposed nominees may be required to obtain appropriate security clearances from the federal government before they can be formally nominated. Under federal securities law and the NASDAQ rules, some of the Directors must have certain levels of expertise in understanding financial statements and reports. Finally, from time to time, the Board may determine that it needs a Director with a particular expertise and will actively recruit such a Director candidate. When, if ever, this may occur, and what expertise the Board may feel it needs a Director candidate to have in the future, cannot be determined at this time.
     The committee considers potential nominees for Director who are recommended by management, by then serving Directors or by others whose judgment the committee respects. The process for evaluating these recommendations is the same as described above for nominees submitted by stockholders.

AUDIT COMMITTEE REPORT
     The Audit Committee has reviewed and discussed the audited financial statements included in the Company’s Annual Report on Form 10-K for its 2005 fiscal year with management. It has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards (SAS) 61, as it has been modified or supplemented. The committee has received the written disclosure and the letter from the independent registered public accountants which is required by Independent Standards Board Standard No. 1 “Independence Discussions with Audit Committee”, as it has been modified or supplemented, and has discussed with the independent accountant the independent accountant’s independence. Based upon the review and the discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005, which Annual Report has been filed with the Securities and Exchange Commission.

/s/ The Audit Committee
John Irvin, David Karlgaard and Robert McCashin
COMPENSATION/STOCK OPTION COMMITTEE REPORT
     The Compensation/Stock Option Committee develops the Company’s executive compensation programs, which are then reviewed by the Board of Directors. These programs are intended to attract, retain, motivate and reward executive leadership of a caliber and level of experience necessary to achieve the overall business objectives of the Company, and we believe that they align executive compensation with the Company’s business strategy and management initiatives. We endeavor to implement an integrated, performance-oriented compensation program that balances short- and long-term objectives to enhance shareholder value and that places Company executives in a responsible competitive range of total compensation based on the magnitude of business operations, strategic accomplishments, and the Company’s performance.
     We make recommendations to the Board of Directors with respect to base salary and annual incentive awards. We take into consideration the attainment of both operational short-term and enterprise-wide long-term objectives of the Company that may not be reflected in the current period’s earnings and stock performance.
Executive Compensation
     The Company’s executive compensation programs consist primarily of the following integrated components:
▪	Base Salary: Designed to compensate executives competitively based on industry and marketplace standards. When establishing base rates of pay for executives, the Committee considers marketplace data for comparable positions and the relative performance and contribution of each executive to the business.

▪	Annual Incentive Awards: Provide a direct link between executive compensation and the total Company’s performance. Annual awards take into account the financial and operational performance of the business and consideration is given to strategic acquisitions, which complement and add value to the Company’s core business segments. Executive performance is also assessed against standards of ethical business conduct, leadership competencies, and people-related initiatives.

▪	Long-Term Incentives: Consist primarily of stock options and restricted stock that link management decision making with the Company’s strategic business plan and long-term company performance. These awards are intended to align the executive’s interest with those of the stockholders.
     Each element is further described below.

Base Salary
     Base salary levels for the Chief Executive Officer and other executive officers of the Company are reviewed and approved by the committee annually to ensure competitiveness. Our policy is to maintain base salaries at competitive levels with a peer group established for compensation comparisons. The compensation peer group includes industry competitors as well as other corporations of a similar size and similar geographic placement.
     Based on this review and the individual performance of each executive, we recommend base salary increases, if appropriate.
Annual Incentives
     All executive officers, including the CEO, participate in a Results Based Incentive Plan, which is designed to focus management attention and effort on the attainment of established performance goals. Specific performance goals and weightings are established at the corporate level and encompass goals for overall Company performance at the beginning of each fiscal year. Historically, these goals have included measured performance such as revenue, profitability, booking, labor utilization, and overhead rate achievement.
     Individual awards under the Company’s Results Based Incentive Plan reflect an executive’s contribution to the Company’s achievement of these established performance goals, as well as the successful management of human resources and the furtherance of ethical business behavior and leadership competencies. Executive officers listed in the Summary Compensation Table received incentive awards based on our review of their competitive marketplace position and their accomplishment of individual performance objectives.
     For fiscal year 2005 performance, none of the Named Executive Officers received cash bonuses. After consideration of the unanticipated additional costs the Company incurred in complying with Sarbanes Oxley requirements and in completing those efforts necessary to merge the Company’s operations (costs which caused an under performance of overhead rate achievement, one of the specific performance goals stated above), the Committee believed that the granting of cash bonuses to the Named Executive Officers would cause an unreasonable deterioration in the Company’s financial results.
Long-Term Incentives
     Stock option grants have been the Company’s principal vehicle for long-term compensation. The Company issues options at fair market value at the date of grant and the executive only receives compensation from the grant if the stock appreciates in value. Similar to the process used in making the annual base salary recommendations and the results based incentive awards, option awards are based upon current industry and marketplace compensation data. Award recommendations are made on the basis of an executive’s level of responsibility, long-term value to the organization, and contribution to the overall management of the Company. The size of each executive’s award is determined by considering norms for comparable positions in the industry and marketplace. Equitable distribution within the Company is also considered.
     Due to new accounting rules which require the Company to recognize compensation expense in its financial statements related to the fair value of share-based payments, including stock options, the committee may consider increasing the use of restricted stock awards to incentivize executive officers in the future. Unlike stock options, which will be expensed at the fair value of the option, restricted stock results in an expense equal to its intrinsic value, i.e, fair market value at the date of award minus the purchase price of the restricted shares. The Company’s 2002 Stock Incentive Plan permits the grant of both stock options and restricted stock.
     We believe that granting equity awards encourages executive officers to manage the Company from the perspective of a stockholder with an equity stake in the business. As the value of the Company increases over time, the value of the shares of stock underlying the equity awards granted to each of the executive officer increases, providing a strong incentive for executive officers to enhance stockholder value over time. Participation in the option program is not limited to executive officers, but extends to a broad range of key employees of the Company.

     In determining long-term incentive awards to Messrs. Collins, Sellier and Murdock, the committee takes into account the significant ownership percentage of the Company held by each of these Named Executive Officers. As a result of such ownership, the committee believes that Messrs. Collins, Sellier and Murdock have significant interests in increasing stockholder value that are closely aligned with those of stockholders generally, and therefore, the committee believed it was not necessary to grant these individuals equity incentive awards for fiscal year 2005.
     For fiscal year 2005 performance, none of the Named Executive Officers received stock options because the Committee believed it appropriate to allocate the stock options that were available in the Incentive Stock Plan to the non-executive employees of the Company.
CEO Compensation
     The compensation of the CEO is based on several factors which are considered by the Compensation/Stock Option Committee in preparing their recommendation to the full board of directors. These factors include:
1.	Total compensation of similarly situated public company CEOs as supported by independent third party source information;

2.	Overall Company performance for the preceding fiscal year;

3.	Specific individual leadership accomplishments during the fiscal year; and

4.	Forecasted performance for the coming year.
Base Salary
     The current base salary of Terry L. Collins, our CEO, was established after reviewing his performance and contribution to the Company’s performance and comparing his base salary with the base salary of CEOs of companies deemed to be peers of the Company and other information provided to the committee.
Annual Incentive Award
     In reviewing the CEO’s total compensation package, we gave consideration to a number of key factors, primarily the Company’s financial and operational performance for the previous fiscal year, its financial health and its prospects for long-term growth. Mr. Collins was not awarded a cash bonus or an equity incentive award for 2005 performance. After consideration of the unanticipated additional costs the Company had incurred in complying with Sarbanes Oxley requirements and in completing those efforts necessary to merge the Company’s operations (costs which caused an under performance of overhead rate achievement, one of the specific performance goals), the Committee believed that the granting of a cash bonus or an equity incentive award to Mr. Collins would cause an unreasonable deterioration in the Company’s financial results.
Other Compensation
     The Company’s compensation programs also include certain other items, which may include (i) life insurance coverage, and (ii), matching contributions under the Argon ST 401(k) plan consistent with the match offered all employees, and (iii) other miscellaneous compensation.
Summary
     Argon ST’s executive compensation plans have been designed to attract and retain outstanding management talent by providing a broad program of competitive, equitable, and performance-based compensation, and to align executive rewards with the long-term interest of stockholders.

/s/ The Compensation Committee
Peter Marino, Robert McCashin and Lloyd Semple

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION
     The members of the Compensation/Stock Option Committee are Messrs. Marino, McCashin and Semple. None of the members of the Compensation/Stock Option Committee during fiscal year 2005 was, during such fiscal year or prior thereto, an officer or employee of the Company or any of its subsidiaries. During fiscal year 2005, no executive officer of the Company served as a director or member of the compensation committee (or other board committee performing similar functions, or in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers served as a director or member of the Compensation/Stock Option Committee of the Company.
COMPENSATION OF DIRECTORS
     Board members, other than the chairmen of the Audit Committee and the Governance and Nominating Committee, receive a retainer of $7,500 per quarter. The Chairman of the Audit Committee receives $8,750 per quarter and the Chairman of the Governance and Nominating Committee receives $8,250 per quarter. In addition, each outside director receives $1,000 for each Board meeting attended, $1,500 for each committee meeting attended on any day other than the day of the Board meeting and an additional $500 is paid to the Chairman of each committee for each meeting attended on any day other than the day of the Board meeting. As provided in the Company’s bylaws and Delaware law, attendance at meetings via teleconference will be recognized as in-person attendance meetings.
     In September 2004 the Board approved a grant of options to each independent director (Dr. Etter and Messrs. Karlgaard, McCashin, Marino, Irvin and Semple to purchase 15,000 shares of Company common stock under the Company’s 2002 Incentive Stock Plan. Each such option has a one year vesting period and expires 10 years from the grant date. Any future Director option or stock grants will be determined by the Board, taking into account the goal of aligning the Directors’ objectives with those of stockholder generally.

EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table sets forth the annual compensation for the years indicated for the person who served as the Company’s Chief Executive Officer during fiscal 2005 and for the four other most highly compensated executive officers of the Company, who served during fiscal 2005 (the “Named Executive Officers”).
     The bonus amounts shown below reflect bonuses earned for performance in the fiscal year indicated, whether or not paid in that fiscal year. This differs from the Company’s proxy statement for its 2005 annual meeting, which reflected bonus amounts paid in a particular fiscal year.

						Long Term Compensation
						Awards		Payouts
							Securities
					Other	Restricted	Underlying		All
					Annual	Stock	Options/	LTIP	Other
Name and Principal	Fiscal				Comp.	Award(s)	SARs	Payouts	Comp.
Position	Year	Salary ($)	Bonus ($)		($)	($)	(#)	($)	($)(1)
Terry L. Collins	2005	$324,552	—		—	—	—	—	$19,973
Chairman, CEO,	2004	$293,144	$123,000		—	—	—	—	$25,032
President (2)	2003	$260,880	$99,400		—	—	—	—	$24,029

S. Kent Rockwell	2005	$234,785	—		—	—	—	—	$16,320
Vice Chairman and Vice	2004	$252,692	$573,000	(3)	—	—	6,500	—	$6,356
President, Corporate Development	2003	$210,846	$168,762		—	—	—	—	$5,742

Victor F. Sellier Vice President,	2005	$299,850	—		—	—	—	—	$19,443
Business Operations and	2004	$280,320	$102,000		—	—	—	—	$25,032
CFO/Treasurer(2)	2003	$260,905	$96,000		—	—	—	—	$23,549

Thomas E. Murdock	2005	$301,065	—		—	—	—	—	$19,973
Vice President,	2004	$279,510	$102,000		—	—	—	—	$25,584
Strategic Planning (2)	2003	$259,880	$96,000		—	—	—	—	$24,581

Kerry M. Rowe Vice President,	2005	$273,762	—		—	—	—	—	$18,796
Reconnaissance	2004	$258,733	$90,000		—	—	4,000	—	$24,360
Systems(2)	2003	$239,930	$81,000		—	—	—	—	$23,115

(1)	Detail of amounts reported in the “All Other Compensation” column is provided in the following table.

(2)	Individual became employed by the Company on September 29, 2004. Compensation shown reflects compensation while individual was an executive officer of Argon Engineering Associates, Inc., except for the 2004 bonuses, which were approved by the Argon ST, Inc. Board of Directors.

(3)	Consists of a $123,000 bonus under the Company’s Results Based Incentive Plan and a $450,000 special performance bonus.

     The following table provides information regarding Other Annual Compensation not properly categorized as salary or bonus:

				Money
	Fiscal	401(K) Plan	Profit Sharing	Purchase Plan	Excess Group
Name	Year	Contribution(1)	Contribution(2)	Contribution(3)	Term Life(4)	Total
Terry L. Collins	2005	$18,450	—	—	$1,523	$19,973
	2004	$12,000	$6,000	$6,000	$1,032	$25,032
	2003	$12,000	$4,997	$6,000	$1,032	$24,029

Kent S. Rockwell	2005	$15,102	—	—	$1,218	$16,320
	2004	$5,582	—	—	$774	$6,356
	2003	$4,968	—	—	$774	$5,742

Victor F. Sellier	2005	$18,450	—	—	$993	$19,443
	2004	$12,000	$6,000	$6,000	$1,032	$25,032
	2003	$12,000	$4,997	$6,000	$552	$23,549

Thomas E. Murdock	2005	$18,450	—	—	$1,523	$19,973
	2004	$12,000	$6,000	$6,000	$1,584	$25,584
	2003	$12,000	$4,997	$6,000	$1,584	$24,581

Kerry M. Rowe	2005	$18,450	—	—	$346	$18,796
	2004	$12,000	$6,000	$6,000	$360	$24,360
	2003	$11,878	$4,997	$6,000	$240	$23,115

(1)	Represents matching and safe harbor contributions under 401(k) profit sharing plan. All employees are eligible to participate in the plan upon satisfaction of eligibility criteria, and matching contributions are made based on participant contributions. The safe harbor contributions are paid to all employees regardless of plan participation.

(2)	Represents profit sharing contribution to 401(k) profit sharing plan. All employees are eligible to participate in the plan upon satisfaction of eligibility criteria, and contributions are made to those participants who complete at least 501 hours of service during the plan year or are employed on the last day of the plan year, based on eligible compensation earned by the participant.

(3)	Represents contribution to Argon Engineering money purchase plan. Prior to the September 2004 merger of Argon Engineering and Sensytech, all Argon Engineering employees were eligible to participate in the plan upon satisfaction of eligibility criteria, and contributions were made to all eligible participants based on a percentage of compensation earned while a participant in the plan. During fiscal year 2005, the money purchase plan was replaced by a fixed 3% safe harbor 401(k) contribution to all employees, whether or not they participate in the 401(k) plan.

(4)	Represents portion of premium paid on behalf of the Named Executive under excess group term life insurance policy. All employees are eligible to participate in the plan and the employer pays all premiums.
Change of Control Arrangements
     The Company’s 2002 Stock Incentive Plan (the “2002 Plan”) provides that in the event of a “change in control” (as described below), with certain exceptions, (a) all outstanding stock options will become fully vested and exercisable, (b) all stock awards will become fully vested, and (c) performance units may be paid out in such manner and amounts as determined by the Company’s Compensation Committee. For purposes of the 2002 Plan, a change in control will generally be deemed to have occurred if (i) with certain limited exceptions, any person becomes the beneficial owner of 40% or more of the combined voting power of the Company’s then outstanding securities; (ii) the Company’s stockholders approve a merger or consolidation of the Company other than (A) a merger or consolidation with would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the surviving entity, or (B) a merger or consolidation effected to implement a recapitalization in which no person acquires more than 15% of the Company’s then outstanding securities having the right to vote for the election of directors; (iii) the

Company’s stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets; or (iv) during any 24-month period, the majority of the membership of the Board changes without the approval of two-thirds of the Directors who were either Directors at the beginning of the period or whose election was previously so approved.
     Mr. Rockwell entered into a retention agreement with the Company on February 17, 2004. The agreement provides that upon a “change in control” with respect to the Company or its affiliates, Mr. Rockwell is entitled to a lump-sum payment equal to two times his current annual base salary and to a continuation of life insurance, disability and health benefits for the executive and his family for a period of 18 months following his termination. Mr. Rockwell’s lump-sum payment will be due at the earlier of:
▪	the termination of the executive’s employment with the Company, and

▪	upon the executive attaining 24 months of employment with the Company subsequent to the “change in control”.
     Mr. Rockwell is not entitled to the payment or continuation of benefits if he is terminated as a result of a conviction of a felony, a material violation of the Company’s code of conduct, criminal conviction involving a violation of the federal securities laws, judgment by a court in a case brought by the SEC involving a violation of the federal securities laws or actions demonstrating moral turpitude.
     The Argon Engineering/Sensytech merger constituted a “change of control” under the retention agreements. As a result, Mr. Rockwell is entitled to a payment of $560,000 upon the earlier to occur of (i) the termination of his employment with the Company and (ii) September 29, 2006, if he is still employed with the Company at such time. If Mr. Rockwell’s employment is terminated prior to September 29, 2006, he will also be entitled to the continuation of benefits described above.
     The retention agreement has a term of two years following the Argon Engineering/Sensytech merger.
EQUITY COMPENSATION PLAN INFORMATION
     Set forth below is information as of September 30, 2005 regarding our equity compensation plans.

	Number of	Weighted
	securities to be	average exercise
	issued upon exercise	price of	Number of
	of outstanding	outstanding	securities
	options, warrants	options, warrants	remaining available
Plan category	and rights	and rights	for future issuance
	(a)	(b)	( c)
Equity compensation plans approved by security holders	447,200	$14.194	508,272
Equity compensation plans not approved by security holders (1)	1,293,927	$6.874	—

Total	1,741,127	$8.754	508,272

(1)	Consists entirely of shares of common stock issuable upon exercise of options under the Argon Engineering Associates, Inc. Stock Plan. There will be no further options or common stock granted under this plan.
     The Argon Engineering Associates, Inc. Stock Plan (the “Argon Engineering Plan”) provided for the for the issuance of incentive and non-statutory stock options and restricted stock to eligible employees of Argon Engineering and its affiliates. As a result of the merger of Argon Engineering and Sensytech, each outstanding option to purchase Argon Engineering common stock under the Argon Engineering Plan was converted into an option to purchase Common Stock, with the number of shares able to be purchased and the exercise price adjusted in accordance with the merger exchange ratio. No acceleration of vesting of options under the Argon Engineering Plan occurred in connection with the merger. As a result of the merger, the Argon Engineering Plan covers 6,240,000 shares of common stock; however, the Argon Engineering Plan has been frozen as of September 29, 2004 and no additional awards will be granted under the Argon Engineering Plan subsequent to that date. The only participants in the Argon Engineering Plan are those employees who received awards prior to September 29, 2004.
OPTIONS
Options Grants in the Last Fiscal Year
     No options were granted to Named Executive Officers for fiscal year 2005.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
     The following table provides information concerning stock option exercises in fiscal 2005 by the Named Executive Officers and the value of their unexercised options at September 30, 2005.

			Number of	Value of Unexercised
			Unexercised Options	In-The-Money Options
	Shares		At Fiscal Year End (#)	At Fiscal Year End ($)
	Acquired on	Value	Exercisable (E)/	Exercisable (E)/
Name	Exercise (#)	Realized ($)	Unexercisable (U)	Unexercisable (U)
Terry L. Collins	—	—	—	—
S. Kent Rockwell	—	—	56,500 (E)	$1,657,710 (E)
Victor F. Sellier	—	—	—	—
Thomas E. Murdock	—	—	—	—
Kerry M. Rowe	120,400	$3,970,396	181,600 (U)	$5,328,144 (U)

COMMON STOCK PERFORMANCE GRAPH
     The following graph shows a five-year comparison of cumulative total returns on the Company’s common stock, based on the market price of the common stock, with the cumulative total returns of companies in the Russell 2000 Index and the BB&T Defense Electronics Index.
     The following table shows the value of $100 invested on September 30, 2000 in Argon ST, the Russell 2000 Index, and the BB&T Defense Electronics Index.

	PERFORMANCE GRAPH TABLE
	as of September 30,($)
	2000	2001	2002	2003	2004	2005
Argon ST Stock	100	189	225	396	703	734
Russell 2000 Index	100	78	69	94	110	128
BB&TDefence Electronics Index	100	156	176	172	237	230

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). They are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on our review of Forms 3, 4 and 5 furnished to the Company with respect to its most recent fiscal year, we believe that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed by the Reporting Persons during the fiscal year ended September 30, 2005, with the exception of Mr. Irvin who was late in filing a Form 5 to report two (2) gifts he made to charities during fiscal year 2004 and five (5) gifts he made to charities in fiscal year 2005.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Terry L. Collins, the Chairman and Chief Executive Officer of the Company, is a director and significant shareholder of James Monroe Bancorp, Inc. David C. Karlgaard, a Director of the Company, is also a director and significant shareholder of James Monroe Bancorp, Inc. At September 30, 2005, the Company had $3,581,000 on deposit at James Monroe Bank, the bank operating subsidiary of James Monroe Bancorp, Inc.

PROPOSAL 2
AMENDMENT TO THE ARGON ST, INC. 2002 STOCK INCENTIVE PLAN
     The Board of Directors has authorized, subject to stockholder approval as required by Nasdaq rules, an amendment to the Company’s 2002 Stock Incentive Plan to increase the number of shares of Common Stock issuable thereunder from 946,000 to 1,946,000. The Company’s stockholders are being asked to approve this amendment.
     The 2002 Stock Incentive Plan is intended to enable the Company to attract and retain the best personnel to positions and to promote the success of the Company’s business. The Board of Directors believes that the Company’s long-term success is dependent upon the ability of the Company to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to the Company.
     There are 946,000 shares of Common Stock authorized for issuance under the 2002 Stock Incentive Plan. As of January 3, 2006, approximately 884,750 shares were subject to outstanding options awarded and 37,722 shares were available for grant under the 2002 Stock Incentive Plan. In addition, there are approximately 1,189,208 shares subject to outstanding options awarded under the Argon Engineering Associates, Inc. Stock Plan. Effective September 29, 2004, this plan was frozen and no additional awards will be granted. Therefore, there remain an extremely limited number of shares eligible for issuance to Company employees and directors for the purposes described above, and the Board believes the increase in number of shares issuable under the 2002 Stock Incentive Plan is necessary to continue to appropriately attract, retain and incentivize Company employees and directors.
     Approval to increase the shares of common stock issuable pursuant to the 2002 Stock Incentive Plan will require the affirmative vote of more than 50 percent of the shares represented in person or by proxy by the holders of shares of Common Stock voting on this matter. As a result, shares that abstain from voting and broker non-votes will have no effect on the outcome. Proxies not marked to the contrary will be voted FOR adoption of this proposal.
     The Board of Directors recommends a vote “FOR” the adoption of this proposal.
     A general description of the principal terms of the 2002 Stock Incentive Plan, as amended, is set forth below. The following description is qualified by its entirety by reference to the text of the 2002 Stock Incentive Plan. A copy of the complete text of the 2002 Stock Incentive Plan as it is proposed to be amended is included in Appendix A to this Proxy Statement.
General Description
     PURPOSE. The purpose of the 2002 Stock Incentive Plan is to promote the interests of the Company and its shareholders by providing incentives and rewards to those employees and directors who are largely responsible for the success and growth of the Company. The 2002 Stock Incentive Plan assists the Company in attracting and retaining executive and other key employees; and attracting and retaining qualified and experience directors who are not employees of the Company.
     ADMINISTRATION AND ELIGIBILITY. The 2002 Stock Incentive Plan is administered by the Compensation/Stock Option Committee of the Board (the “Committee”), except that the Board will have the authority to determine which Directors shall receive awards under the plan and the terms and conditions of those awards. In addition, the Committee may delegate to the Chief Executive Officer the authority to grant awards to employees who are not subject to Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended. Awards may be made to recipients, who must be employees of the Company or a subsidiary, a Director, a person who has agreed in writing to become an employee of the Company or a subsidiary within 30 days or a consultant or advisor who has rendered bona fide services to the Company or a subsidiary not in connection with the offer or sale of securities in a capital-raising transaction. As of January 3, 2006, the Company had 723 employees and five Directors who are not employees (as defined under Rule 16b-3 of the Exchange Act).
     AWARDS UNDER THE PLAN GRANTING OF AWARDS. The Committee is authorized to grant awards under the 2002 Stock Incentive Plan which may include shares of Common Stock, restricted shares, stock options, performance shares, performance units and target awards. The Committee may establish performance goals to be achieved within any performance period it may select using any measures of the performance of the Company it may select as a condition to the receipt of the award.

     VESTING. The Committee may also determine that all or a portion of an award or payment to a recipient pursuant to an award will vest at such times and upon such terms as may be selected by it, except that (a) an award of restricted shares will not vest prior to the expiration of three years from the date of the grant, and (b) all other awards may not vest in less than one year from the date of grant (unless the award is made in lieu of cash compensation due to the recipient).
     DEFERRED PAYMENT. The Committee, or in the case of “Outside Directors” (as defined under Rule 16b-3 of the Exchange Act), the Board of Directors, may determine that all or a portion of an award to a recipient (a) must be deferred, or (b) at the election of the recipient may be deferred for such periods and upon such terms as the Committee, or the Board of Directors, in the case of Outside Directors, may determine.
     CONTINUATION OF EMPLOYMENT. The Committee must require that recipients who are employees when the award is made must be an employee of the Company or a subsidiary (or must have retired with the approval of the Company or a subsidiary) at the time the award becomes vested.
     DIRECTOR STOCK OPTIONS. The Board of Directors may grant to each Outside Director, including any persons becoming Outside Directors during the term of the 2002 Stock Incentive Plan, one or more options to acquire up to 15,000 shares of Common Stock per fiscal year of service. Director Stock Options will vest on the first anniversary of the date of the grant, will have a term of ten years, and must be exercised prior to the first anniversary of the Outside Director’s termination of service as a Director.
     STOCK OPTION PRICE. The purchase price per share of Common Stock under each Stock Option shall not be less than the closing price for the Common Stock on the NASDAQ Market (or on the principal securities exchange or other market on which the Common Stock is then being traded) on the date the Stock Option or Incentive Stock Option is granted or if no closing price is reported on the date of grant, the last reported closing price.
     CHANGE OF CONTROL. The 2002 Stock Incentive Plan provides that in the event of a Change in Control (as described below), with certain exceptions, (a) all outstanding stock options shall become fully vested and exercisable, (b) all stock awards shall become fully vested, and (c) performance units may be paid out in such manner and amounts as determined by the Committee. For purposes of the 2002 Stock Incentive Plan, a Change in Control will generally be deemed to have occurred if (i) with certain limited exceptions, any person becomes the beneficial owner of 40% or more of the combined voting power of the Company’s then outstanding securities; (ii) the Company’s stockholders approve a merger or consolidation of the Company other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the surviving entity, or (B) a merger or consolidation effected to implement a recapitalization in which no person acquires more than 15% of the Company’s then outstanding securities having the right to vote for the election of directors; (iii) the Company’s stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets; or (iv) during any 24-month period, the majority of the membership of the Board changes without the approval of two-thirds of the Directors who were either Directors at the beginning of the period or whose election was previously so approved.
     FEDERAL INCOME TAX CONSEQUENCES. Generally, an employee who has been granted an incentive stock option (“ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986 (“Code’”) will not realize taxable income and the Company will not be entitled to a deduction at the time of the grant or exercise of such option. However, the excess of the fair market value of the shares transferred upon the exercise of an ISO over the exercise price paid for such shares generally constitutes an item of alternative minimum tax adjustment to the employee for the year in which the option is exercised. Thus, certain employees may have an increase in their federal tax liability as a result of the exercise of an ISO under the alternative minimum tax rules of the Code. If the employee makes no disposition of shares acquired pursuant to an ISO within two years from the date of grant of such option, or within one year of the transfer of the shares to such employee, any gain or loss realized on a subsequent disposition of such shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. If the foregoing holding period requirements are not satisfied, the employee will generally realize ordinary income at the time of disposition in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price, or (ii) the excess of the amount realized upon disposition of the shares, if any, over the option price, and the Company will be entitled to a corresponding deduction.
     Generally, an individual will not realize taxable income at the time of the grant of an option which does not qualify as an ISO. Upon exercise of such non-qualified stock option, however, the individual will realize ordinary income in an amount measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction. Upon a subsequent disposition of such shares, the individual will realize short-term or long-term capital gain or loss with the basis for computing such gain or loss equal to the option price plus the amount of ordinary income realized upon exercise.
     Generally, an individual who has been granted a stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for Federal income tax purposes. Upon the vesting of shares subject to an award, the individual will realize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company will be entitled to a corresponding deduction. Dividends paid to the individual during the restriction period will also be compensation income to the individual and deductible as such by the Company. The holder of a stock award may elect to be taxed at the time of grant of the award on the then fair market value of the shares, in which case (i) the Company will be entitled to a deduction at the same time and in the same amount, (ii) dividends paid to such holder during the restriction period will be taxable as dividends to such holder and not deductible by the Company, and (iii) there will be no further tax consequences when the restrictions lapse. If an individual who has made such an election subsequently forfeits the shares, he will not be entitled to any deduction or loss. The Company, however, will be required to include as ordinary income the lesser of the fair market value of the forfeited shares or the amount of the deduction originally claimed with respect to the shares.
     The Company has also been advised that an employee who has been granted performance units will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. The individual will have income at the time of payment, and the Company will have a corresponding deduction.
     Any acceleration of the payment of grants or awards under the Plan in the event of a Change in Control of the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and which may not be deductible by the Company. A deduction otherwise available to the Company for any year with respect to compensation payable to an executive officer may be denied to the extent that it exceeds $1,000,000. For these purposes, stock awards and performance units awarded under the Plan may under certain circumstances qualify for, and it is anticipated that grants of options will generally qualify for, an exception to that limitation for eligible performance-based compensation.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
     The Board of Directors has, upon recommendation of the Audit Committee, selected Grant Thornton LLP (“Grant Thornton”) as independent auditors of the Company for the fiscal year ending September 30, 2006. Grant Thornton has been the independent auditors of the Company since 2004.
     On September 30, 2004, the Audit Committee of the Board of Directors dismissed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) and appointed Grant Thornton as the Company’s Independent Registered Public Accounting Firm.
     The report of PricewaterhouseCoopers on the Company’s consolidated financial statements for the fiscal years ended September 30, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended September 30, 2003 and 2002 and through September 30, 2004, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused them to make reference thereto in their reports on the financial statements for such years. During the fiscal years ended September 30, 2003 and 2002 and through September 30, 2004, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
     The Company provided a copy of the above disclosures to PricewaterhouseCoopers and requested that they provide a letter, addressed to the Securities and Exchange Commission, stating whether or not they agree with the above statements. That letter from PricewaterhouseCoopers was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K , filed with the SEC on October 5, 2004, and is hereby incorporated herein by reference.
     The Company has been advised by Grant Thornton that neither the firm nor any of its associates had any relationship with the Company other than the usual relationship that exists between independent certified public accountants and their clients during the last fiscal year. Representatives of Grant Thornton will be available via teleconference during the meeting, at which time they may make any statement they consider appropriate and will respond to appropriate questions raised at the meeting.
     The following is a summary of the fees billed to Argon ST, Inc. by Grant Thornton for professional services rendered for the fiscal years ended September 30, 2005 and 2004.

Fee Category	Fiscal 2005	Fiscal 2004
Audit fees	$875,000	$309,000
Audit-related fees	53,000	355,000
Tax fees	—	—
All other fees	—	—

Total fees	$928,000	$664,000

Audit Fees. Consists of fees billed for professional services rendered for the audit of Argon ST, Inc.’s consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by Grant Thornton in connection with statutory and regulatory filings or engagements and includes fees related to the audit of internal controls over financial reporting under Section 404 of the Sarbanes Oxley Act of 2002. The audit fee for 2005 also includes fees of $44,000 for services rendered during the fiscal year related to the filing of the Company’s Form S-3.
Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Argon ST, Inc.’s consolidated financial statements and are not reported under “Audit Fees”. These services include employee benefit plan audits.
Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice, and tax planning. These services include assistance regarding federal and state tax compliance.
All other Fees. Consists of fees billed for professional services, other than the services reported as “Audit Fees”, “Audit-Related Fees”, or “Tax Fees”, provided by Grant Thornton.
GENERAL
     At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.
FORM 10-K
     The Company will mail, without charge, a copy of its Annual Report on Form 10-K to any stockholder who so requests. If you wish to receive a copy of the Form 10-K, please contact Investor Relations, Argon ST, Inc. 12701 Fair Lakes Circle, Suite 800, Fairfax, Virginia 22033.

STOCKHOLDER COMMUNICATIONS
     The Company has a process for stockholders who wish to communicate with the Board of Directors. Stockholders who wish to communicate with the Board may write to it at the Company’s address given above. These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications. The screening procedures have been approved by a majority of the independent directors of the Board.

STOCKHOLDER PROPOSALS FOR YEAR 2007 ANNUAL MEETING
     Any stockholder who intends to present a proposal at the Company’s 2007 Annual Meeting of Stockholders must send the proposal to the Secretary, Argon ST, Inc., 12701 Fair Lakes Circle, Suite 800, Fairfax, Virginia 22033.
     If the stockholder intends to present the proposal at the Company’s 2007 Annual Meeting of Stockholders and have it included in the Company’s proxy materials for that meeting, the proposal:
▪	must be received by the Company no later than September 29, 2006; and

▪	must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.
     The Company is not obligated to include any stockholder proposal in its proxy materials for the 2007 annual meeting if the proposal is received after the September 29, 2006 deadline.
     If a stockholder submits a proposal after the September 29, 2006 deadline but still wishes to present the proposal at the 2007 annual meeting, the proposal:
▪	must be received by the Company no later than December 16, 2006;

▪	must present a proper matter for stockholder action under the Delaware General Corporation Law;

▪	must present a proper matter for consideration at such meeting under the Company’s certificate of incorporation and bylaws; and

▪	must relate to subject matter which could not be excluded from a proxy statement under any rule promulgated by the Securities and Exchange Commission.

By Order of the Board of Directors
/s/ Victor F. Sellier
Victor F. Sellier
Secretary

PROXY	PROXY
2006 ANNUAL STOCKHOLDERS’ MEETING
ARGON ST, INC.
          The 2006 Annual Meeting of Stockholders of Argon ST, Inc. (the “Company”) will be held at the main office of Argon ST, Inc., 12701 Fair Lakes Circle, Fairfax, Virginia, on Tuesday, February 28, 2006, at 10:00 a.m., local time. The undersigned hereby constitutes and appoints Joseph T. Houston and Sherry L. Buss, or either of them, with power of substitution, as attorneys and proxies to appear and vote, as designated below, all of the shares of Common Stock of Argon ST, Inc. that the undersigned is (are) entitled to vote at the 2006 Annual Meeting and at any adjournments thereof, upon the following matters which are being proposed by the Company:

1.	Election of Directors. For the election as directors of all nominees listed below: ☐
	Terry L. Collins	Victor F. Sellier	Peter A. Marino
	S. Kent Rockwell	Thomas E. Murdock	David C. Karlgaard
	John Irvin	Lloyd A. Semple	Robert McCashin

Withhold authority for the following:
	☐ Terry L. Collins	☐ Victor F. Sellier	☐ Peter A. Marino
	☐ S. Kent Rockwell	☐ Thomas E. Murdock	☐ David C. Karlgaard
	☐ John Irvin	☐ Lloyd A. Semple	☐ Robert McCashin
Withhold authority for all nominees: ☐
     2. Vote on the proposal to amend the Company’s 2002 Stock Incentive Plan to increase the number of shares of Common Stock issuable thereunder from 946,000 to 1,946,000:

☐FOR	☐AGAINST	☐ ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED JANUARY 27, 2006 IS UNABLE TO SERVE OR, FOR GOOD CAUSE, WILL NOT SERVE.
I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated January 27, 2006, and the 2005 Annual Report to Stockholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Signature	Date

Signature	Date

NOTE: Please sign exactly as name(s) appear(s) on stock records. When signing as attorney, administrator, trustee, guardian or corporate officer, please so indicate.
Comments/Address Changes:
I/We plan to attend the Annual Meeting
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ARGON ST, INC.

APPENDIX A
ARGON ST, INC.
2002 STOCK INCENTIVE PLAN
1. Purposes
     The purposes of this Argon ST, Inc. 2002 Stock Incentive Plan are to provide incentives and rewards to those employees who are largely responsible for the success and growth of Argon ST, Inc. (“the Company”) and its Subsidiary corporation/s; and to assist them in attracting and retaining executives and other key employees with experience and ability; and to attract and retain experienced and qualified Directors who are not employees of the Company or any Subsidiary.
2. Definitions
     (a) “Award” means one or more of the following: shares of Common Stock, Restricted Shares, Stock Options, Performance Units, and Stock Performance Shares.
     (b) “Board of Directors” means the Board of Directors of the Company.
     (c) “Common Stock” means the Common Stock, $0.01 par value, of the Company.
     (d) “Company” means Argon ST, Inc., a Delaware corporation.
     (e) “Director” means a member of the Board of Directors of the Company or a member of the Board of Directors of any Subsidiary.
     (f) “Director Stock Option” means a Stock Option granted pursuant to Section 11.
     (g) “Incentive Stock Option” means a Stock Option which meets all of the requirements of an “incentive stock option” as defined in Section 422(b) of the Internal Revenue Code.
     (h) “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
     (i) “Outside Director” means a Director who is not an employee of the Company or a Subsidiary.
     (j) “Outside Director Recipient” means an Outside Director who has been granted a Director Stock Option.
     (k) “Performance Period” means that period of time specified by the Committee during which a Recipient must satisfy any designated performance goals in order to receive an Award.
     (l) “Performance Share” means the right to receive, upon satisfying designated performance goals for a Performance Period, shares of Common Stock.
     (m) “Performance Unit” means the right to receive, upon satisfying designated performance goals within a Performance Period, Performance Shares, cash, or a combination of cash and Performance Shares, based upon the market value of shares of Common Stock covered by such Performance Shares at the close of the Performance Period.
     (n) “Plan” means this Argon ST, Inc. 2002 Stock Incentive Plan, as the same may be amended from time to time.
     (o) “Recipient” means someone who has been granted an Award under the Plan and is either (i) an employee of the Company or a Subsidiary, (ii) a Director, (iii) a person who has agreed in writing to become an employee of the Company or a Subsidiary within thirty (30) days, or (iv) a consultant or advisor who has rendered bona fide services to the Company or a Subsidiary not in connection with the offer or sale of securities in a capital-raising transaction.

     (p) “Restricted Share” means a share of Common Stock issued to a Recipient hereunder subject to such terms and conditions, including, without limitation, forfeiture or resale to the Company, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance.
     (q) “Stock Option” means the right to purchase shares of the Company’s Common Stock upon exercise of an option granted under the Plan, including a Director Stock Option.
     (r) “Subsidiary” means a subsidiary of the Company controlled directly or indirectly by the Company within the meaning of Rule 405 promulgated under the Securities Exchange Act of 1933, as amended, and such subsidiaries divisions, departments, and subsidiaries and the respective divisions, departments and subsidiaries of such subsidiaries.
     (s) “Target Award” means an Award, other than a Stock Option, the payment under which is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code and the regulations thereunder.
     (t) “Target Award Performance Period” means the performance period over which a Target Award is earned.
3. Administration of the Plan
     (a) The Plan shall be administered by a Compensation Committee (the “Committee”) consisting of not less than two (2) Outside Directors of the Company each of whom qualifies as an “Outside 2 Director” under Treasury Regulation Section 1.162-27(e)(3) and as a “Non-Employee Director” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board of Directors. A majority of the Committee members shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee, shall be valid acts of the Committee. All references herein to the Committee shall be deemed to mean any successor to the Committee, however designated, or the Board of Directors, if the Board of Directors has not appointed a Committee.
     (b) Subject to the powers herein specifically reserved to the Board of Directors, the Committee shall have full power and authority to determine which Recipients shall receive Awards, to construe, interpret and administer the Plan and, subject to the other provisions of the Plan, to make determinations which shall be final, conclusive and binding upon all persons including, without limitation, the Company, the stockholders of the Company, the Board of Directors, the Recipients and any persons having any interest in any Awards which may be granted under the Plan. The Committee shall impose such additional conditions upon the grant and exercise of Awards under the Plan as may from time to time be deemed necessary or advisable, in the opinion of counsel to the Company, to comply with applicable laws and regulations. The Committee from time to time may adopt such rules and regulations for the carrying out of the Plan and written policies for implementation of the Plan. Such policies may include, but need not be limited to, the type, size and terms of Awards to be made to Recipients and the conditions for payment of such Awards. Notwithstanding the foregoing, the Board of Directors shall have authority to determine which Directors shall receive Awards and the terms and conditions of such Awards. In addition, the Committee may delegate to the Chief Executive Officer of the Company the authority to grant Awards to Recipients who are not subject to Section 16(a) of the Securities Exchange Act of 1934, as amended.
     (c) The payment under any Target Award shall be contingent upon the attainment of one or more pre-established performance goals established by the Committee in writing within ninety (90) days of the commencement of the Target Award Performance Period (or in the case of a newly hired Recipient, before 25% of such Recipient’s service for such Target Award Performance Period has elapsed). Such performance goals will be based upon one or more of the following performance-based criteria: earnings per share of the Common Stock, the Company’s return on net assets, equity, or revenues, or the Company’s cash flow, book value, Common Stock performance or price-earnings ratio. The Committee, in its discretion, may cancel or decrease an earned Target Award, but, except as otherwise permitted by Treasury Regulation Section 1.162-27(e)(2)(iii)(C), may not, under any circumstances, increase such award.

4. Eligibility
     Awards may be granted to any Recipient; provided, that Incentive Stock Options may only be granted to employees of the Company or a Subsidiary in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of such Subsidiary (or such other level of stock ownership as may from time to time be set forth in Section 424(c) of the Internal Revenue Code). No member of the Committee (other than an ex officio member) shall be eligible for grants of Awards under the Plan by the Committee, although such member may be eligible for grants of Director Stock Options or for Awards granted by the Board of Directors.
5. Stock Subject to the Plan
     (a) The total number of shares of Common Stock issuable under this Plan may not exceed an aggregate of 1,946,000 shares. Shares of Common Stock to be delivered or purchased under the Plan may be either authorized but unissued Common Stock or treasury shares. All of such shares may be issued or issuable under this Plan in connection with the exercise of Incentive Stock Options, provided that not more than 1,946,000 shares may used to grant Incentive Stock Options subject to adjustment pursuant to Section 15 pertaining to a change in capital structure, and subject to increase as provided in Section 5.
     (b) Shares of Common Stock reserved for issuance pursuant to previously granted Awards or Director Stock Options which are not actually issued pursuant to such Award or Director Stock Option pursuant to this Plan (due to forfeiture, cancellation, lapse, surrender, payment of withholding taxes or otherwise) shall be available for future Awards or Director Stock Options.
     (c) Shares of Common Stock reserved for issuance pursuant to previously granted stock options under any other plan of the Company for the benefit of employees or Directors which has been approved by the stockholders of the Company, and which are not actually issued pursuant to such stock option (due to forfeiture, cancellation, lapse, surrender, payment of withholding taxes or otherwise) shall be available for future Awards or Director Stock Options.
6. Awards
     (a) Awards under the Plan may include shares of Common Stock, Restricted Shares, Stock Options, Performance Shares, Performance Units, and Target Awards.
     (b) The Committee may establish performance goals to be achieved within such Performance Periods as may be selected by it using such measures of the performance of the Company it may select as a condition to the receipt of the Award.
7. Vesting Requirements and Other Contingencies
     The Committee may determine that all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be vested at such times and upon such terms as may be selected by it, except that (i) an award of Restricted Shares shall not vest prior to the expiration of three (3) years from the date of grant, and (ii) all other Awards may not vest in less than one year from the date of grant (unless such Award was granted to a Recipient in lieu of cash compensation due to such Recipient). However, the Committee may accelerate the vesting of any Award upon a “Change of Control of the Company” as such term may be defined in the Award agreement. In addition, the Committee may require a Recipient to refund to the Company the value of an Award realized by a Recipient, if the Recipient accepts employment with a competitor of the Company or a subsidiary of the Company within six (6) months of such realization. In the case of a Stock Option, a Recipient shall be deemed to realize its value upon the exercise of the Stock Option and its value shall be an amount equal to the excess of the market value of the shares of Common Stock received as of the date of the exercise over the exercise price paid for such shares. In the case of all other Awards, a Recipient shall be deemed to realize their value upon the payment of the Award and its value shall be the amount of any cash received plus an amount equal to the market value of the shares of Common Stock received in connection with the Award. The market value of shares shall be the closing price for the Common Stock on the NASDAQ Exchange (or on the principal securities exchange or other market on which the Common Stock is then being traded) on the date of realization, or if such closing price is not reported on such date, the last reported closing price.
8. Deferred Payment
     The Committee, or in the case of Awards to Outside Directors, the Board of Directors, may determine that the receipt of all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, (i) shall be deferred, or (ii) at the election of such Recipient, may be deferred. Deferrals shall be for such periods and upon such terms as the Committee, or in the case of Awards to Outside Directors, the Board of Directors, may determine.
9. Continuation of Employment
     With respect to Awards granted to employees, the Committee shall require that (a) Awards may only be granted to Recipients, and (b) a Recipient must be an employee of the Company or a Subsidiary (or must have retired with the approval of the Company or a Subsidiary) at the time an Award becomes vested. Notwithstanding the foregoing, the Committee shall have the sole power to determine the date of and the circumstances which shall constitute a cessation of employment (including whether the spin-off of a Subsidiary constitutes a cessation of employment of employees who continue in the employ of Subsidiary subject to such spin-off) and to determine whether such cessation is the result of retirement, death or any other reason. The Committee may provide for the termination of any such outstanding Award if a Recipient ceases to be an employee of the Company or a Subsidiary or a Director and may establish such other provisions with respect to the termination or disposition of an Award on the death or retirement of a Recipient as it, in its sole and absolute discretion, deems advisable.
10. Employment Status
     No Award shall be construed as imposing upon the Company or a Subsidiary the obligation to continue the employment of a Recipient. No employee or other person shall have any claim or right to be granted an Award under the Plan.
11. Director Stock Options
     The Board of Directors may grant to each Outside Director serving on the Company’s Board of Directors a stock option (a “Director Stock Option”) to purchase up to 15,000 shares of Common Stock in each fiscal year of such Outside Director’s service as a Director. Director Stock Options shall contain such terms as the Board of Directors shall determine; provided, however, that such Stock Options shall vest on the first anniversary of the date of grant, shall have a term of ten (10) years and must be exercised prior to the first anniversary of the Outside Director’s termination of service as a Director.
12. Stock Option Price
     The purchase price per share of Common Stock under each Stock Option shall not be less than the closing price for the Common Stock on the NASDAQ Exchange (or on the principal securities exchange or other market on which the Common Stock is then being traded) on the date the Stock Option or Incentive Stock Option is granted or if such closing price is not reported on the date of grant, the last reported closing price. Payment for exercise of any Stock Option granted hereunder shall be made in cash.
13. Registration of Stock
     Each Award and each Director Stock Option shall be subject to the requirement that if at any time the Committee (or, in the case of a Director Stock Option, counsel for the Company) shall determine that qualification or registration under any state or federal law of the shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, or other securities thereby covered or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the granting of such Award or Stock Option or the purchase of shares thereunder, the Award or Stock Option may not be paid or exercised in whole or in part unless and until such qualification, registration, consent or approval shall have been effected or obtained free of any conditions the Committee, in its sole discretion, deems unacceptable.
14. Assignability
     No Award or Director Stock Option shall be transferable or assignable by the Recipient other than by will or the laws of descent and distribution and during the lifetime of the Recipient shall be exercisable or payable only by him or her. Notwithstanding the foregoing, the Committee may permit a Recipient of a Stock Option (other than an Incentive Stock Option) or an Outside Director Recipient, to transfer such Stock Option to any one or more of the following: such Recipient’s or Outside Director Recipient’s family member, a trust established primarily for the benefit of a family member, or to an entity which is a corporation, partnership, or limited liability company (or any other similar entity) the owners of which are primarily the aforementioned persons or trusts. Any such Stock Option so transferred shall be subject to the provisions of Section 9 or 11 as the case may be, concerning the exercisability during such transferor’s employment or service as a Director.
15. Dilution or Other Adjustments
     In the event of any changes in the capital structure of the Company, including but not limited to a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board of Directors shall make such equitable adjustments with respect to Awards and Director Stock Options or any other provisions of this Plan as it deems necessary and appropriate, including, if necessary, any adjustment in the maximum number of shares of Common Stock subject to the Plan or the number of shares of Common Stock subject to an outstanding Award or Director Stock Option. In the absence of any of the foregoing transactions, in no event shall Stock Options be re-priced to a lower price without approval of the stockholders of the Company and in no event shall Stock Options be cancelled and reissued at a lower price if the reissuance occurs within six (6) months of cancellation.
16. Change of Control
     a. Acceleration. Except as otherwise provided in this Plan or in an agreement reflecting an Award, upon the occurrence of a Change of Control:
i. All outstanding Stock Options shall become fully exercisable.
ii. All Stock Awards shall become fully vested.
iii. Performance Units may be paid out in such manner and amounts as determined by the Committee.
     b. Definition of Change in Control. For purposes of this Plan, the term “Change in Control” means a change in the beneficial ownership of the Company’s voting stock or a change in the composition of the Board of Directors which occurs as follows:
         i. any “Person” (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than the Company, any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, and any trustee or other fiduciary holding securities under an employee benefit plan of the Company or its subsidiaries or such proportionately owned corporation, becomes through acquisitions of securities of the Company after the date of this Plan, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities having the right to vote for the election of Directors;
         ii. the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transactions) in which no Person acquires more than 15% of the Company’s then outstanding securities having the right to vote for the election of Directors;
       iii. the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect); or
       iv. during any 24-month period, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new Director (other than a Director designated by a Person who has entered into any agreement with the Company to effect a transaction described in paragraph i, ii or iii of this subsection 16b) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.
17. Withholding Taxes
     The Company shall have the right to deduct from all Awards paid hereunder in cash the minimum federal, state, and local taxes required by law to be withheld with respect to such Awards. Subject to such conditions as the Committee may establish, Awards payable in shares of Common Stock may provide that the Recipients thereof may elect, in accordance with any applicable regulations, to tender shares of Common Stock to the Company.
18. Costs and Expenses
     The costs and expenses of administering the Plan shall be borne by the Company and not charged to any Award nor to any Recipient or Outside Director Recipient.
19. Funding the Plan
     The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.
20. Award Contracts and Stock Option Agreements
     The Committee shall have the power to specify the form of Award contracts to be granted from time to time pursuant to and in accordance with the provisions of the Plan and such contracts shall be final, conclusive and binding upon the Company, the stockholders of the Company and the Recipients. The Board of Directors shall have the power to specify the form of Director Stock Option agreements to be granted from time to time pursuant to and in accordance with the provisions of the Plan and such agreements shall be final, conclusive and binding upon the Company, the stockholders of the Company and the Outside Director Recipients. No Recipient or Outside Director Recipient shall have any rights as a holder of Common Stock with respect to Awards or Director Stock Options hereunder unless and until certificates for shares of Common Stock or Restricted Shares are issued to the Recipient or to the Outside Director Recipient.
21. Guidelines
     The Board of Directors of the Company shall have the power to provide guidelines for administration of the Plan by the Committee and to make any changes in such guidelines from time to time as the Board deems necessary.

22. Amendment and Discontinuance
     The Board of Directors of the Company shall have the right at any time during the continuance of the Plan to amend, modify, supplement, suspend or terminate the Plan, provided that in the absence of the approval of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at a duly constituted meeting of the stockholders of the Company, no such amendment, modification or supplement shall (i) increase the aggregate number of shares which may be issued under the Plan, unless such increase is by reason of any change in capital structure referred to in Section 15 hereof, (ii) change the termination date of the Plan provided in Section 23, or (iii) delete or amend the market value restrictions contained in Sections 12 and 13 hereof, and provided further, that no amendment, modification or termination of the Plan shall in any manner affect any Award or Director Stock Option of any kind theretofore granted under the Plan without the consent of the Recipient of the Award or the Outside Director Recipient, as the case may be, unless such amendment, modification or termination is by reason of any change in capital structure referred to in Section 15 hereof or unless the same is by reason of the matters referred to in Section 16 hereof.
23. Termination
     The Committee may grant Awards and Director Stock Options at any time prior to February 12, 2012, on which date this Plan will terminate except as to Awards and Stock Options then outstanding hereunder, which Awards and Director Stock Options shall remain in effect until they have expired according to their terms or until February 12, 2022, whichever first occurs. No Stock Option shall be exercisable later than ten (10) years following the date it is granted and no other Award shall have a term of more than ten (10) years.
24. Approval
     The 2002 Stock Incentive Plan was adopted by the Board of Directors on March 26, 2002. The Plan shall take effect upon due approval of the stockholders of the Company.